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                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated 21 August 1996 relating to the financial statements of PC Direct Limited which appear in the Current Report on Form 8-K/A, dated 25 October 1996 of U.S. Office Products Company.


/s/ KPMG
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C C Joyce
KPMG
Auckland, New Zealand

March 31, 1997